Exhibit 10.9

CEA INDUSTRIES

2026 INDUCEMENT PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) is made effective as of [●] (the “Grant Date”) by and between CEA Industries Inc., a Nevada corporation (the “Company”), and [●] (the “Participant”), pursuant to the CEA Industries Inc. 2026 Inducement Plan, as in effect and as amended from time to time (the “Plan”). Capitalized terms that are not defined herein shall have the meanings given to such terms in the Plan.

WHEREAS, the Company has adopted the Plan in order to grant Awards from time to time to Employees of the Company or Related Entities; and

WHEREAS, the Participant is an Employee as contemplated by the Plan, and the Administrator has determined that it is in the interest of the Company to make this grant to the Participant.

NOW, THEREFORE, in consideration of the premises and subject to the terms and conditions set forth herein and in the Plan, the parties hereto agree as follows:

1. Grant and Vesting of Restricted Stock Units.

(a) Shares Subject to Award. As of the Grant Date, the Participant will be credited with [●] Restricted Stock Units. Each Restricted Stock Unit is a notional amount that represents the right to receive one Share of the Company, subject to the terms and conditions of the Plan and this Agreement, if and when the Restricted Stock Unit vests.

(b) Vesting. The Restricted Stock Units shall vest as follows, subject to the Participant’s Service through each applicable vesting date: [twenty-five percent (25%) of the Restricted Stock Units shall vest on the one (1) year anniversary of the Grant Date, with the remaining Restricted Stock Units vesting in equal quarterly installments thereafter through the four (4) year anniversary of the Grant Date]. Notwithstanding anything herein to the contrary, no Restricted Stock Unit shall vest prior to the date on which a registration statement on Form S-8 with respect to the Shares has been filed. For purposes of this Award, “Service” means the Participant’s Continuous Service (as defined in the Plan).

2. Rights as a Stockholder; Dividend Equivalents.

(a) Unless and until a Restricted Stock Unit has vested and the Share underlying it has been distributed to the Participant, the Participant will not be entitled to vote in respect of that Restricted Stock Unit or that Share.

(b) If the Company declares a cash dividend on its Shares, then, on the payment date of the dividend, the Participant will be credited with dividend equivalents equal to the amount of cash dividend per Share multiplied by the number of Restricted Stock Units credited to the Participant through the record date. The dollar amount credited to the Participant under the preceding sentence will be credited to an account (“Account”) established for the Participant for bookkeeping purposes only on the books of the Company. The balance in the Account will be subject to the same terms regarding vesting and forfeiture as the Participant’s Restricted Stock Units awarded under this Agreement, and will be paid in cash in a single sum at the time that the Shares associated with the Participant’s Restricted Stock Units are delivered (or forfeited at the time that the Participant’s Restricted Stock Units are forfeited).

3. Termination of Service; Breach of Restrictive Covenants.

(a) Unvested Portion Forfeited. Any portion of the Restricted Stock Units that is not vested as of the date of the Participant’s termination of Service shall terminate and be cancelled immediately upon such termination.

(b) Termination without Cause or for Good Reason. In the event that the Participant’s Service is terminated by the Company without Cause or by the Participant for Good Reason, the Participant shall vest in a pro-rata portion of the Restricted Stock Units based on the number of days of Service through the date of termination divided by the number of days in the applicable vesting period in which the termination occurs. Any remaining unvested Restricted Stock Units shall be forfeited and cancelled as of the date of termination.

(c) Termination due to Death or Disability. The Restricted Stock Units shall vest in full upon the Participant’s death or Disability prior to the termination of the Participant’s Service.

(d) Termination for Cause; Breach of Restrictive Covenants. In the event that (i) the Participant’s Service terminates for Cause or (ii) the Participant breaches any written restrictive covenant agreement with the Company or a Subsidiary or Affiliate thereof (whether prior to or after the termination of the Participant’s Service), all Restricted Stock Units held by the Participant, whether vested or unvested, shall terminate and be cancelled immediately upon such termination of Service.

(e) Other Termination of Service. In the event that the Participant’s Service terminates for any reason other than as described in Section 3(b), 3(c) or 3(d), any then-vested Restricted Stock Units shall remain outstanding and shall be paid out in accordance with their terms. All unvested Restricted Stock Units shall be forfeited immediately upon such termination of Service, and the Participant shall have no further rights with respect to such forfeited Restricted Stock Units.

4. Settlement. Once a Restricted Stock Unit vests, the Participant will be entitled to receive a Share in its place, subject to the satisfaction of applicable tax obligations, including, without limitation, the Company’s right to effect a mandatory “sell to cover” transaction on the Participant’s behalf in accordance with Section 5 of this Agreement and Section 16 of the Plan. Delivery of the Share will be made as soon as administratively feasible following the vesting of the associated Restricted Stock Unit, but in no case later than two and a half (2.5) months following the year in which the applicable vesting date occurred. Shares will be credited to an account established for the benefit of the Participant with the Company’s administrative agent. The Participant will have full legal and beneficial ownership of the Shares at that time.

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5. Tax Withholding; Authorization of Mandatory Sale to Satisfy Tax Obligation. The Company or any Affiliate thereof shall, in accordance with Section 9(d) of the Plan, have the power to withhold, or require the Participant to remit to the Company or such Affiliate thereof, cash or Shares that are distributable to the Participant with respect to the Restricted Stock Units in an amount sufficient to satisfy the federal, state, and local withholding tax requirements, both domestic and foreign, relating to such transaction, and the Company or such Affiliate thereof may defer payment of cash or issuance of Shares until such requirements are satisfied; provided, however, that such amount may not exceed the maximum statutory withholding rate. Without limiting the foregoing or the Company’s rights to satisfy withholding obligations as described under Section 9(d) of the Plan, and notwithstanding anything to the contrary in this Agreement, the Participant hereby authorizes the Company to satisfy the applicable tax withholding or remittance requirements by arranging, on the Participant’s behalf, a mandatory sale (a “sell to cover” transaction) of a number of Shares issuable in respect of the Restricted Stock Units sufficient to satisfy such applicable tax obligation and collecting and retaining the proceeds of such mandatory sale for remittance to the appropriate tax or other governmental authority.

6. Nontransferability of the Awards. The Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or, on such terms and conditions as the Administrator shall establish, to a permitted transferee.

7. Beneficiary Designation. The Participant may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan and this Agreement is to be exercised in case of his or her death. Each designation will revoke all prior designations by the Participant, shall be in a form reasonably prescribed by the Administrator, and will be effective only when filed by the Participant in writing with the Administrator during his or her lifetime.

8. Adjustments. The Shares subject to the Restricted Stock Units may be adjusted in any manner as contemplated by Section 9(c) of the Plan.

9. Requirements of Law. The issuance of Shares following vesting of the Restricted Stock Units shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No Shares shall be issued upon vesting of any portion of the Restricted Stock Units granted hereunder if such issuance would result in a violation of applicable law, including the U.S. federal securities laws and any applicable state or foreign securities laws.

10. No Guarantee of Continued Service. Nothing in the Plan or in this Agreement shall interfere with or limit in any way the right of the Company or an Affiliate thereof to terminate the Participant’s Service at any time or confer upon the Participant any right to continued Service.

11. No Rights as a Stockholder. Except as provided in Section 2 above or as otherwise required by law, the Participant shall not have any rights as a stockholder with respect to any Shares covered by the Restricted Stock Units granted hereunder prior to the date on which he or she is recorded as the holder of those Shares on the records of the Company.

12. Interpretation; Construction. Any determination or interpretation by the Administrator under or pursuant to this Agreement shall be final and conclusive on all persons affected hereby. Except as otherwise expressly provided in the Plan, in the event of a conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan shall control.

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13. Amendments. The Administrator may, in its sole discretion, at any time and from time to time, alter or amend this Agreement and the terms and conditions of any unvested Restricted Stock Unit, in whole or in part, including without limitation, amending the criteria for vesting set forth in Section 1 hereof or substituting alternative vesting criteria; provided that such alteration, amendment, suspension or termination shall not adversely alter or impair the rights of the Participant to the Restricted Stock Unit without the Participant’s consent. The Company shall give written notice to the Participant of any such alteration or amendment of this Agreement as promptly as practicable after the adoption thereof. This Agreement may also be amended by a writing signed by both the Company and the Participant.

14. Erroneously Awarded Compensation. Notwithstanding any provision of the plan or in this Agreement to the contrary and in consideration of receiving this Award, the Restricted Stock Units (including the gross amount of any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt of this Award, or the receipt or resale of any shares of Common Stock underlying this Award or any other amounts or benefits as required by applicable law) shall be forfeited and/or clawed back, as determined by the Administrator, upon the breach by the Participant of any restrictive covenants, or obligations of nondisparagement or confidentiality owed by the Participant to the Company or any of its Affiliates; such Award or the receipt or resale of any shares of Common Stock underlying this Award, and any proceeds, gains or other economic benefit thereto shall also be subject to any compensation recovery and/or recoupment policy that may be adopted and amended from time to time by the Company to comply with applicable law, including, without limitation, Section 10D of the Exchange Act, any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which Shares may be traded, or to comport with good corporate governance practices, as such policies may be amended from time to time. Any such policy may subject a Participant’s Award and amounts paid or realized with respect to Awards granted hereunder to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy, as may be amended from time to time.

15. Miscellaneous.

(a) Notices. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, emailed, mailed (certified or registered mail with postage prepaid), sent by next-day or overnight mail or delivery, or sent by facsimile, as follows:

(i) If to the Company:

385 S. Pierce Avenue, Suite C

Louisville, Colorado 80027

Attn: Chief Executive Officer

(ii) If to the Participant, to the Participant’s last known home address, or to such other address as any party shall specify by notice in writing to the Company.

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All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (v) if by personal delivery on the day after such delivery, (w) if by certified or registered mail, on the fifth business day after the mailing thereof, (x) if by next-day or overnight mail or delivery, on the date delivered, (y) if by facsimile, on the day sent, provided confirmation of transmission is received; and (z) if by email, on the date sent, provided that no automated bounce-back or failure notice is received.

(b) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(c) No Guarantee of Future Awards. This Agreement does not guarantee the Participant the right to or expectation of future Awards under the Plan or any future plan adopted by the Company.

(d) Waiver. No waiver of any provision of this Agreement will constitute or be deemed to constitute a waiver of any other provision of this Agreement, nor will any such waiver constitute a continuing waiver unless otherwise expressly provided.

(e) Entire Agreement. This Agreement, together with the Plan, constitutes the entire obligation of the parties with respect to the subject matter of this Agreement and supersedes any prior written or oral expressions of intent or understanding with respect to such subject matter (provided, that this Agreement shall not supersede any written employment agreement or other written agreement between the Company and the Participant, including, but not limited to, any written restrictive covenant agreements).

(f) Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

(g) Code Section 409A Compliance. The Restricted Stock Units are intended to be exempt from or comply with the requirements of Code Section 409A and this Agreement shall be interpreted accordingly. Notwithstanding any provision of this Agreement, to the extent that the Administrator determines that any portion of the Restricted Stock Units granted under this Agreement is subject to Code Section 409A and fails to comply with the requirements of Code Section 409A, notwithstanding anything to the contrary contained in the Plan or in this Agreement, the Administrator reserves the right to amend, restructure, terminate or replace such portion of the Restricted Stock Units in order to cause such portion of the Restricted Stock Units to either not be subject to Code Section 409A or to comply with the applicable provisions of such section.

(h) Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Nevada, regardless of the law that might be applied under principles of conflict of laws.

(i) Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

(j) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(k) Counterparts; Electronic Signature. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The facsimile, email, or other electronically delivered signatures of the parties shall be deemed to constitute original signatures, and facsimile or electronic copies hereof shall be deemed to constitute duplicate originals.

(l) Electronic Acceptance and Delivery. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof and accepts the Restricted Stock Units subject to all of the terms and conditions of the Plan and this Agreement. Notwithstanding anything in this Agreement or in the Plan to the contrary, the Administrator hereby reserves the right, in its sole discretion, to terminate or cancel the Restricted Stock Units if the Participant fails to accept this Agreement on or prior to sixty (60) days from the Grant Date. By executing this Agreement, the Participant hereby consents to the delivery of information (including information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company, the Plan, the Restricted Stock Units and the Shares via Company web site or other electronic delivery.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company and the Participant have duly executed this Agreement as of the date first above written.

CEA INdustries INc.

By:
Name:	David Namdar
Title:	Chief Executive Officer

PARTICIPANT

Name: [●]

[Signature Page to RSU Award Agreement]